                                                                   EXHIBIT 10.15


                         MANAGEMENT SERVICES AGREEMENT


       THIS MANAGEMENT SERVICES AGREEMENT (the "Agreement") is made by and between Modern Dental Professionals - Colorado, P.C., a professional corporation organized and existing under the laws of the State of Colorado ("P.C."), and Three Peaks Dental Management, Inc., a corporation organized and existing under the laws of the State of Colorado (the "Service Company").

                                    RECITALS

       A. P.C. is engaged in the practice of dentistry through dentists licensed by the Colorado State Board of Dental Examiners and who are employed by P.C. or who have entered into independent contractor agreements with P.C. to provide services to patients of P.C. and conducts such practice at dental centers located in the State of Colorado (the "Dental Centers").

       B. Service Company has been organized for the purpose of providing comprehensive management and related administrative services to dental practices and has developed extensive expertise and experience in the operation, management and marketing of the non-dental aspects of dental centers of the type operated by P.C.

       C. P.C., in order to enable its dental employees and independent contractors to focus their efforts and time on the practice of dentistry and the delivery of dental services to the public, has requested, and Service Company has agreed to provide comprehensive management and related administrative services.

       NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties agree as follows:

       1.     Definitions.

              (a) "Act" means the Colorado Dental Practice Act and the Regulations of the Colorado State Board of Dental Examiners adopted pursuant thereto.

              (b) "Cost of Dental Services" means: the aggregate compensation of dentists who are employed by or who are independent contractors with P.C. at the Dental Centers and other personnel who must be employed by the P.C. under applicable law including dental hygienists ("Support Personnel") together with the cost of expenses, taxes and benefits of such dentists and Support Personnel including, but not limited to, vacation pay, sick pay, health care expenses, professional dues, expense reimbursement, discretionary bonuses or incentive payments, if any, based on profitability or productivity and other expenses and payments required to be made to or for the benefit of the dentists or the Support Personnel pursuant to their employment agreements or independent contractor agreements or otherwise plus P.C.'s portion of all employment and payroll taxes; other expenses incurred by P.C. in carrying out its obligations under this Agreement; and the costs of malpractice insurance, in each case on an accrual basis.

              (c) "Dental Board" means the Colorado State Board of Dental Examiners established under the Act.

              (d) "Dental Center" means the facility or facilities operated by P.C. and at which Dental Services are, or in the future may be, rendered by P.C. identified on Exhibit A hereto, as amended, supplemented or modified from time to time.

              (e) "Dental Services" means all services rendered by P.C. which constitute the practice of dentistry as defined by the Act.
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              (f)    "Net Pre-Tax Income" means Net Revenues less the total of
Service Company Costs and the Cost of Dental Services, but without regard for the provision for income taxes.

              (g) "Net Revenues" means all Revenues net of refunds or billing adjustments.

              (h) "Non-Dental Personnel" means all personnel including, but not limited to, accountants, bookkeepers and receptionists who perform services which do not constitute the practice of dentistry or who are not required by applicable law to be employees of P.C.

              (i) "Revenues" means all amounts on an accrual basis which P.C. receives or becomes entitled to receive for any services or sales of products or otherwise, including, without limitation, for the performance of Dental Services for its patients by dentists or Support Personnel who are employees or independent contractors of P.C. or for the sale of products including pharmaceuticals.

              (j) "Service Company Costs" means all costs incurred by Service Company, including indirect overhead and other expenses attributable to the carrying out of its obligations under this Agreement, in each case on an accrual basis, but excludes costs which are reimbursed to Service Company under leases for premises or personal property or licenses.

              (k) "Support Personnel" shall have the meaning specified in the definition of Cost of Dental Services.

       2. Engagement to Provide Services. During the term of this Agreement and all renewals and extensions thereof, P.C. engages Service Company to provide sole and exclusive development, management and administrative services with respect to all non-dental functions relating to the operation of the Dental Centers, and Service Company agrees to furnish to P.C. all of the non-dental development, management and administrative services needed by P.C. in connection with the operation of the Dental Centers. Pursuant to its engagement hereunder, Service Company shall control all aspects of P.C.'s business other than those aspects which relate to the provision of dental services, as contemplated by Section 4.

       3. Services. The non-dental development, management and administrative services to be provided by Service Company shall include the following:

              (a) Bookkeeping and Accounts. Service Company shall provide all bookkeeping and accounting services necessary or appropriate to the functioning of the Dental Centers including, but not limited to, maintenance, custody and supervision of all business records, ledgers, journals and reports, and the preparation, distribution and recordation of all bills and statements for professional services rendered by P.C. including the billing and completion of reports and forms required by insurance companies, dental maintenance organizations, governmental agencies or other third-party payors (collectively, the "Business Records"); provided, however, that such Business Records shall not be deemed to include patient records and other records or documents which relate to patient treatment by dentists.

              (b) Billing; Collections. Service Company shall be responsible, for and on behalf of P.C., as its agent, for billing and collecting the charges made with respect to all Dental Services provided by P.C. at the Dental Centers. The extent to which Service Company attempts to collect such charges, the methods of collection and the amount of settlements with respect to disputed charges, and the determination of which charges are not collectible, shall be within the sole discretion of the Service Company; provided that Service Company will comply with all applicable law, including without limitation, the Federal Fair Debt Collection Practice Act.

              (c) Non-Dental Personnel. Service Company shall, in its sole discretion but following consultation with P.C., select for employment and terminate the employment of all Non-Dental Personnel as Service Company shall deem necessary or advisable, and shall be responsible for the supervision, direction, training and assigning of duties of all Non-Dental Personnel, with the exception of activities carried on by Non-Dental Personnel which must be under the direction or supervision of licensed dentists in accordance with applicable law and regulations. Unless otherwise specifically agreed in writing, all Non-Dental Personnel shall be employees or independent contractors employed or engaged by Service Company, and the selection and terms of employment or engagement, including the



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
rates of compensation, supervision, direction, training and assignment of duties of all Non-Dental Personnel shall be determined and controlled exclusively by Service Company.

              (d) Dental Personnel. Service Company shall (in consultation with P.C.) establish guidelines for the selection, hiring and firing of dentists and Support Personnel by P.C. and shall recruit and evaluate prospective dentists and Support Personnel as employees or independent contractors of P.C., provided that all dentists and Support Personnel shall be employees of or independent contractors to P.C.

              (e) Marketing and Advertising Programs. Service Company shall: develop marketing and advertising programs for P.C.; provide advice and assistance to P.C. on overall marketing programs, and determine and analyze the effect of such programs; plan, create, write and prepare advertising materials; negotiate contracts with advertising media for space and time; and obtain services necessary in connection with the production and presentation of advertisements.

              (f) Insurance. Service Company shall, in its sole discretion but following consultation with P.C., make reasonable efforts to obtain and maintain in full force and effect during the term of this Agreement, and all extensions and renewals thereof, public liability and property insurance which Service Company deems appropriate to protect against loss, claims, and other risks, or which is necessary to comply with the terms of lease agreements for the Dental Centers, and Service Company shall assist P.C. and the dentists in obtaining professional liability insurance.

              (g) Supplies. Service Company shall acquire and supply to P.C. all dental and non-dental supplies which may be reasonably required in connection with the operation of the Dental Centers.

              (h) Negotiation; Plans. Service Company shall carry on and be responsible for all negotiations (in consultation with P.C.) with managed care plans, preferred provider plans, insurers and other third party payors relating to the provision of services by P.C. Service Company shall develop, negotiate, market and administer prepaid managed and other health plans for the providing of dental care and shall obtain licensure as a third-party administrator, and any other appropriate licenses, registrations or certificates, if and to the extent required by applicable law.

              (i) Bank Accounts, Cash Management. Service Company is authorized to establish and maintain for and on behalf of P.C. bank accounts for the collection and disbursement of P.C.'s funds. Service Company is authorized to disburse funds from such accounts for the payment of costs incurred by or on behalf of P.C. in accordance with this Agreement, for Service Company's compensation, and for all other costs, expenses, and disbursements which are incurred in connection with this Agreement. Service Company shall manage all cash and cash equivalents of P.C.

              (j) Tax Returns, Reports. Service Company shall be responsible for preparing and filing all tax returns and reports required or necessary in connection with the operation of the Dental Centers.

              (k) Overall Supervision. Service Company shall provide P.C. with overall supervision and management, including maintenance and repair, of the Dental Centers and all furniture, fixtures, furnishings, equipment, and leasehold improvements located in or used at the Dental Centers.

              (l) Equipment and Furnishings. Service Company shall provide and maintain, either directly or through appropriate lease agreements, all necessary equipment and furnishings for the Dental Centers.

              (m) New Dental Centers. Service Company shall provide planning and studies to determine the location of new Dental Centers (including acquired Dental Centers), provide designs for such new Dental Centers, obtain leases for the space for Dental Centers, and do all things necessary in connection with equipping of such new Dental Centers for operation, and shall make such space available to P.C. pursuant to appropriate subleases, or other documents or agreements, all in such forms as may be required by Service Company and/or its lessor. Service Company shall amend, modify or supplement Exhibit A to this Agreement in connection with the establishment of new Dental Centers, as appropriate.

              (n) Financial Statements and Budgets. Service Company shall prepare monthly and annual financial statements containing a balance sheet and statement of income for P.C. Annual financial statements shall be


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
delivered to P.C. within 90 days after the end of each fiscal year and monthly financial statements shall be delivered to P.C. within 30 days after the end of each calendar month. Service Company shall prepare, in reasonable detail, an annual operating and capital budgets for P.C. which shall be delivered to P.C. within 30 days after the end of each fiscal year, with Service Company retaining final authority with respect to budgeting including, without limitation, as to compensation and payments to independent contractors.

              (o) Litigation Management. Service Company will (i) manage and direct the defense of all claims, actions, proceedings, or investigations against P.C. or any of its officers, directors or employees in their capacity as such, and (ii) manage and direct the initiation and prosecution of all claims, actions, proceedings or investigations brought by P.C. against any person other than the Service Company.

              (p) Access. Service Company shall grant access to its facilities to all employees and independent contractors of P.C. for the purpose of performing Dental Services in connection with the business of the Dental Centers.

              (q) Business Operations. Service Company shall generally control and manage all aspects of business of the Dental Centers other than those aspects relating to the provision of Dental Services which under applicable law are required to be subject to the control of P.C., as contemplated by Section 4.

              4.     Conduct of Dental Practice and Other Matters.

              (a) Practice of Dentistry. P.C. shall be solely and exclusively in control of all clinical aspects of the practice of dentistry and the delivery of Dental Services at the Dental Centers, including the exercise of independent professional judgment regarding the diagnosis or treatment of any dental disease, disorder or physical condition (which Service Company shall not control, attempt to control, influence, attempt to influence or otherwise interfere with), and P.C. shall be responsible for providing all Dental Services and for the payment of all Costs of Dental Services. All persons to whom such Dental Services are provided shall be patients of P.C. and not of Service Company, and Service Company shall not have or exercise any control or direction over the manner or methods with which Dental Services and related duties are performed or interfere in any way with the exercise by the dentists who are employees or independent contractors of P.C. of their professional judgment. P.C. shall be solely responsible for assuring that all dentists who are employed or who are independent contractors of P.C. hold all necessary licenses from the State of Colorado and that such licenses are current and in good standing, and that such professional services are performed in accordance with the applicable ethical standards, laws and regulations relating to professional practice in the State of Colorado. P.C. shall take all actions necessary to maintain its status as a professional corporation including provision for succession so that the outstanding shares of P.C. are owned at all times by a person licensed to practice dentistry in the State of Colorado.

              (b) Patient Referrals. It is not a purpose of this Agreement to induce or encourage the referral of patients. The parties agree that the benefits to P.C. and Service Company do not require, are not payment or inducement for, and are not in any way contingent upon the admission, referral or any other arrangement for the provisions of any item or service offered by Service Company to any of P.C.'s patients or for the referral of any patient.

              (c) Noncompetition. P.C. hereby irrevocably appoints Service Company as its agent and attorney-in-fact during the term of this Agreement with full power and authority to enforce the terms of any employment or independent contractor agreements to which it is a party and any noncompetition, confidentiality and similar covenants or restrictions (collectively, "Non-competition Agreements") of which it is the beneficiary. During the term of this Agreement, P.C. shall not establish, operate or provide dental services at any dental office, clinic or other health care facility providing services substantially similar to those provided by P.C. pursuant to this Agreement anywhere within 100 miles of any facility operated by Service Company. The provisions of this Section 4(c) shall not in any way limit or otherwise affect the terms and provisions of the Non-Competition Agreement dated as of October 31, 1997 by and among Three Peaks Dental Management, Inc., Richard J. Handelman, D.D.S. and the other parties identified on the signature pages thereto (the "Handelman Non-Competition Agreement"). To the extent of any conflict between the provisions of this Section 4(c) and the provisions of the Handelman Non-Competition Agreement, the provisions of the Handelman Non-Competition Agreement shall control.


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
              (d) Attorney-in-Fact. P.C. hereby appoints Service Company for the term of this Agreement to be its true and lawful attorney-in-fact for all purposes relating to or arising in connection with the provisions by Service Company of the comprehensive management and related administrative services as provided in this Agreement including, without limitation, the provisions of Section 3(b) and Section 3(i). This power of attorney and the power of attorney granted under Section 4(c) are coupled with an interest and shall be irrevocable and remain in effect for the term of this Agreement.

       5.     Compensation of Service Company.

              (a) Assignment to Service Company. P.C. assigns to Service Company all of P.C.'s right and interests in all Revenues such that all Revenues shall be paid to and collected by Service Company and all Revenues of P.C. (and all accounts receivable relating thereto) shall be reported on the income stated and balance sheet of Service Company during the term of this Agreement; provided, however, that no assignment shall be made of any such rights or interests, the assignment of which is prohibited by law (for example, amounts receivable from Medicare or Medicaid accounts). P.C. hereby issues a standing instruction, which it shall confirm upon request from time to time, that all payments due to P.C. shall be remitted directly to Service Company as its agent and attorney-in-fact hereunder. To the extent that the foregoing assignment of Revenues shall be ineffective for any reason, P.C. hereby grants a security interest in all accounts receivable, contract rights, Revenues and general intangibles of P.C. to Service Company to secure all indebtedness and obligations of P.C. to Service Company arising under or in connection with this Agreement. At the request of Service Company, P.C. shall execute all documents and instruments necessary to evidence and perfect the foregoing security interest.

              (b) Compensation of Service Company. As consideration for the services provided by Service Company under this Agreement, Service Company shall receive a service fee (the "Service Fee") in an amount equal to: (i) Service Company Costs, plus (ii) an amount equal to the lesser of Net Pre-Tax Income or 30% of Net Revenues.

              (c) Application of Net Revenues. Service Company shall apply Net Revenues as follows:

                     (i) First, Service Company shall remit to P.C., or cause to be paid on behalf of P.C., from Net Revenues an amount equal to the Costs of Dental Services and such other payments or disbursements as P.C. shall direct Service Company to make in accordance with this Agreement;

                     (ii) Second, Service Company shall retain out of Net Revenues an amount equal to the Service Fee; and

                     (iii) Third, Service Company shall remit all remaining Net Revenues to P.C.

              (d) Adjustment. The Service Fee shall be payable monthly in arrears based upon Service Company Costs and P.C.'s Net Revenues in the prior month. Adjustments to the estimated payments shall be made to reconcile actual amounts due under Section 5(b) by the end of the following month. The Service Fee shall be reviewed annually and at such other times as may be deemed appropriate and adjusted in such manner as the parties may agree; in the absence of such agreement, the Service Fee then in effect shall continue in effect.

       6. General Obligations of P.C. and Service Company. P.C. and Service Company each agrees to cooperate fully with the other in connection with the carrying out of their respective obligations under this Agreement and to employ their best efforts to resolve any dispute which may arise under or in connection with the carrying out of this Agreement.

       7. Term. The term of this Agreement shall be for a period of 40 years from October 31, 1997 and, unless either party shall give notice to the contrary at least 180 days prior to the thirty-first (31st) anniversary of this Agreement or any anniversary thereafter, the term shall be extended for an additional year on the thirty-first (31st) anniversary and on each anniversary thereafter so that at each anniversary of this Agreement, the remaining term shall always be, unless such notice is given, ten (10) years.


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       8.     Subleases.

              (a) Service Company hereby subleases (collectively, the "Subleases") to P.C., for the purpose of conducting and operating a Dental Center, the "Demised Premises," as described in each of the Leases listed on Exhibit B attached hereto and incorporated herein by reference (collectively, the "Leases"). Each such Sublease shall be subject to and upon the terms, provisions and conditions of the Lease to which it applies. Service Company and P.C. hereby agree, from time to time upon request of Service Company, to enter into separate confirmatory Sublease Agreements confirming each of the Subleases.

              (b) The initial term of such Subleases shall begin (unless otherwise indicated) on the date hereof and continue until the earlier to occur of (a) the expiration or earlier termination of the Lease to which it applies, or (b) the expiration or earlier termination of this Agreement. If Service Company extends the term of the Leases, P.C. shall, at the request of Service Company, extend the Subleases for such additional period.

              (c) P.C. shall pay to Service Company as rent an amount equal to the rent being paid by Service Company to landlord under the Leases.

              (d) P.C. covenants that it will be bound by and will perform and comply with all the obligations of tenant under the Leases, all of which are incorporated herein by reference, and agrees that whenever appropriate, the term "tenant" shall be deemed to refer to P.C. to the same extent as if P.C. were a party to the Leases; provided, however, that P.C. shall have no rights against landlord under the Leases and shall have only such rights against Service Company as are set forth in this Agreement.

              (e) Without limiting the foregoing provisions, P.C. shall not have any right or obligation to enter into agreements directly with landlord; shall not have any right to extend, without the consent of Service Company, the term of any of the Subleases; and shall not have any right to sublet, without the consent of Service Company, any of the Demised Premises under any Lease. P.C. further agrees that in the event of any amendment of any of the Leases, it will, upon the request of Service Company, promptly execute such amendment of Sublease as is necessary to conform the Sublease to the amended Leases.

              (f) The rights of P.C. under the Subleases shall remain at all times subject to the rights of Service Company under the Leases and in the event any of the Leases is terminated for any reason, the respective Sublease shall also terminate and Service Company shall not incur any liability or obligation to P.C. as a result of such termination.

       9.     Termination.  This Agreement may be terminated as follows:

              (a)    By mutual agreement of the parties.

              (b) If either party fails to perform any of its obligations under this Agreement and, after written notice from the other party demanding that such failure be cured, the party on whom such notice is served shall fail to cure such breach within 30 days after such notice or, if such breach will reasonably require more than 30 days to cure, such party is not diligently pursuing efforts to cure such breach; provided, however, that if the party on whom such demand is made elects to submit such dispute to arbitration, no action to terminate this Agreement can be taken until such arbitration has been finally adjudicated and then only if the party guilty of such failure shall fail to comply with the arbitration award within 60 days after its issuance.

              (c) If any bankruptcy, insolvency or receivership proceedings are instituted by or against the P.C. and not dismissed within sixty (60) days after the commencement of such proceedings or if the P.C. shall voluntarily dissolve.

              (d) As of any anniversary date of this Agreement, by Service Company delivering written notice to P.C. of such termination at least 90 days prior to such anniversary date.



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       If this Agreement is terminated for any reason, P.C. shall have the right, exercisable within 60 days after the date of termination, to purchase equipment and furnishings provided by Service Company at the Dental Centers for a purchase price equal to the appraised fair market value thereof.

       10. Relationship of Parties. This Agreement is not intended to and shall not be construed as creating the relationship of employer and employee, partnership, joint venture or association between Service Company and P.C. Since the dentists who perform services for the P.C. are not employees or independent contractors of Service Company, Service Company shall not withhold on their behalf any amounts for income tax, social security, unemployment compensation, workers compensation or other similar withholding provisions and all such withholding shall be the obligation of P.C.

       11. Confidential Information. Each of P.C. and Service Company acknowledges that it will have access to information of proprietary nature owned by the other including (i) information on the systems, policies and procedures developed by Service Company in connection with the providing of management services for dental centers and dental practices and (ii) patient information. P.C. acknowledges that Service Company has a proprietary interest in such information, that such information constitutes trade secrets and that P.C. does not, by reason of this Agreement, acquire any continuing right or interest in such proprietary information or trade secrets. P.C. will hold such proprietary information and trade secrets in confidence and will not disclose them, either during the term of this Agreement or thereafter, to any person or entity other than employees or independent contractors of P.C. or Service Company without the prior written consent of Service Company or as may be required by law. Service Company will preserve the confidentiality of all files and records of P.C. including patient records and comply with all federal, state and local laws, rules and regulations relating to the confidentiality of P.C.'s files and records (including patient records). Service Company will use the information in such records only for the limited purposes necessary to perform the services of Service Company set forth herein (including billing and collections) and shall not use patient names, addresses or any other patient information for marketing or any other purpose except as expressly permitted by this Agreement without the prior written consent of P.C. Each of P.C. and Service Company acknowledges that it does not have an adequate remedy at law for a breach of this Section 11, will suffer irreparable harm in the event of such breach and that, therefore, the other party shall be entitled to injunctive and other equitable relief for the enforcement of this Section
11. The provisions of this Section 11 shall survive termination of this Agreement.

       12.    Miscellaneous.

              (a) Assignment. This Agreement shall not be assignable by either party hereto without the express prior written consent of the other; provided, however, that this Agreement shall be assignable by Service Company to any of its affiliates or successors without the consent of P.C.

              (b) Waiver. Waiver of any agreement or obligation set forth in this Agreement by either party shall not prevent that party from later insisting upon full performance of such agreement or obligation and no course of dealing, partial exercise or any delay or failure on the part of any party hereto in exercising any right, power, privilege, or remedy under this Agreement or any related agreement or instrument shall impair or restrict any such right, power, privilege or remedy or be construed as a waiver therefor.
No waiver shall be valid against any party unless made in writing and signed by the party against whom enforcement of such waiver is sought.

              (c) Amendment. No amendment or change in the provisions of this Agreement shall be effective unless made in writing and signed by and on behalf of the parties to this Agreement or their successors and assigns.

              (d) Entire Agreement. This Agreement constitutes the entire agreement between the parties in connection with the subject matter of this Agreement and supersedes all prior agreements entered into before the effective date of this Agreement.



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
              (e) Notices. The mailing addresses of Service Company and P.C. for the purposes of any notices to be given under this Agreement are as follows:

       If to Service Company:         Three Peaks Dental Management, Inc.
                                      701 Citadel Drive East
                                      Colorado Springs, Colorado 80909
                                      Attn:  President

              With a copy to:         Monarch Dental Corporation
                                      4201 Spring Valley, Suite 320
                                      Dallas, Texas 75244
                                      Attn:  President

              If to P.C.:             Modern Dental Professionals Colorado, P.C.
                                      701 Citadel Drive East
                                      Colorado Springs, Colorado 80909
                                      Attn:  President

              (f) Binding Effect. Subject to the provisions set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and upon their respective successors and assigns.

              (g) Arbitration. Any disputes arising under this Agreement shall be resolved by arbitration; provided, however, that arbitration shall not apply to the enforcement of the Service Company's rights under Section 11. Any party electing to submit an action to arbitration shall give written notice to the other party of such election. The dispute shall be submitted to arbitration in accordance with the Rules of the American Arbitration Association. Such arbitration shall be conducted, unless otherwise agreed by the parties, by a single arbitrator in Denver, Colorado. The award of the arbitrator can be confirmed or enforced in any court of competent jurisdiction. The prevailing party in any arbitration shall be entitled to recover all costs incurred by such party in connection with such proceedings, including reasonable attorney fees.

              (h) Severability. If any one or more of the provisions of this Agreement is adjudged to any extent invalid, unenforceable, or contrary to law by a court of competent jurisdiction, each and all of the remaining provisions of this Agreement will not be affected thereby and shall be valid and forcible to the fullest extent permitted by law.

              (i) Governing Law. This Agreement shall be governed by and enforced in accordance with the laws of the State of Colorado.

              (j) Change in Law. If after the effective date of this Agreement, any new law, rule or regulation becomes effective which renders illegal the structure of the relationship between P.C. and the Service Company set forth in this Agreement, or otherwise substantially impairs the economics of the parties hereunder, this Agreement shall not terminate, but the parties hereto agree to exclusively negotiate with each other in good faith for a period of six months following such change of law or circumstance with respect to the subject matter hereof. To the maximum extent possible, any amendment hereto shall preserve the underlying economic and financial arrangements between P.C. and the Service Company.

                                  * * * * *


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
       IN WITNESS WHEREOF, the parties have signed this Agreement and agreed that it shall be deemed effective as of the 31st day of October, 1997.


                            SERVICE COMPANY:

                            THREE PEAKS DENTAL MANAGEMENT, INC.


                            By:    /s/  GARY W. CAGE
                                   ----------------------------
                                   Gary W. Cage, Vice President

                            P.C.:

                            MODERN DENTAL PROFESSIONALS - COLORADO,
                            P.C.


                            By:    /s/  RICHARD J. HANDELMAN, D.D.S.
                                   ---------------------------------
                                   Richard J. Handelman, D.D.S., President


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                                   EXHIBIT A

                                 DENTAL CENTERS

1.     701 Citadel Drive East, Colorado Springs, Colorado
2.     8010 South Holly, Littleton, Colorado
3.     1001-1025 South Briscoe, Suites 105A and 103A, Castle Rock, Colorado
4.     1840 Folsom Street, Suite 100, Boulder, Colorado
5.     3685 Cherry Creek Drive North, Denver, Colorado
6.     1539 Mesita Blvd., Colorado Springs, Colorado


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                                   EXHIBIT B

                                     LEASES


1. Lease dated June 1, 1994, by and between Robert Shepard and Richard Shepard, as Tenants in Common, as Landlord, and Richard J. Handelman, d/b/a/ Citadel Dental Center, as Tenant, for the premises located at 701 Citadel Drive East, Colorado Springs, Colorado

2. Lease dated June 12, 1995, by and between Holly Medical Center Joint Venture (assigned to Selden Patrick Properties LLC), as Landlord, and Citadel Dental of Colorado, as Tenant, for the premises located at 8010
       S. Holly Street, Littleton, Colorado

3. Lease dated January 6, 1995, and First Amendment thereto dated September 2, 1997, by and between Swedish Medical Center (assigned to Columbia health/One, LLC) and Richard J. Handelman, DDS, for the premises located at 1001-1025 S. Briscoe Street, Castle Rock, Colorado

4. Lease dated October 15, 1995, and Addendum thereto dated September 16, 1996, by and between WEJ Limited Liability Company, as Landlord, and Richard J. Handelman, dba Citadel Dental Center, as Tenant, for the premises located at 1840 Folsom, Suite 100, Boulder Colorado

5. Lease dated February 20, 1997, by and between Cherry Terrace, Ltd., as Landlord, and Three Peaks Dental Health, P.C., as Tenant, for the premises located at 3865 Cherry Creek Drive North, Suite 200, Denver, Colorado

6. Lease dated May 1, 1997, by and between Gary L. Stiehl, as Landlord, and Three Peaks Dental Health, P.C., as Tenant, for the premises located at 1539 Mesita Blvd., Colorado Springs, Colorado



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